Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       UNITED INTERNATIONAL HOLDINGS, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      (5)  Total fee paid:

           ---------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)   Amount previously paid:
                                   ---------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         -----------------------
      (3)   Filing Party:
                        --------------------------------------------------------
      (4)   Date Filed:
                       ---------------------------------------------------------

                       UNITED INTERNATIONAL HOLDINGS, INC.

                        4643 S. Ulster Street, Suite 1300
                             Denver, Colorado 80237


                                                                October 28, 1997


Dear Fellow Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of United International Holdings, Inc. (the "Company"), which will be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado, on Wednesday, November 19, 1997, at 10:00 a.m. local time. A notice of the annual meeting, a proxy card, a Proxy Statement containing important information about the matters to be acted upon at the annual meeting, and the Company's 1997 Annual Report to Stockholders are enclosed.

     You will be asked at the annual meeting to consider and vote upon (i) the election of four Directors of the Company to serve until the 2000 annual meeting of stockholders and one Director of the Company to serve until the 1998 annual meeting of stockholders, (ii) the ratification of the Company's 1993 Stock Option Plan and approval of an amendment to increase the number of shares of the Company's Class A Common Stock reserved for issuance under such Plan by 500,000 from 3,300,000 shares to 3,800,000 shares, and to establish a maximum number of shares subject to options that may be granted to any one participant in any calendar year, (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1998, and (iv) to transact such other business as may properly come before the annual meeting.

     The Board of Directors believes the proposals delineated above are in the best interests of the Company and its stockholders. The Board of Directors recommends that the stockholders vote in favor of the proposals presented in the enclosed proxy statement.

     Whether or not you are personally able to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.


                                           Yours truly,

                                           /s/ Gene W. Schneider

                                           Gene W. Schneider
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                       UNITED INTERNATIONAL HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on November 19, 1997

                              ---------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Meeting") of United International Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado on Wednesday, November 19, 1997, at 10:00 a.m. local time for the following purposes: (i) the election of four Directors of the Company to serve until the 2000 annual meeting of stockholders and one Director of the Company to serve until the 1998 annual meeting of stockholders, (ii) the ratification of the Company's 1993 Stock Option Plan, and approval of an amendment to increase the number of shares of the Company's Class A Common Stock reserved for issuance under such Plan by 500,000 from 3,300,000 shares to 3,800,000 shares, and to establish a maximum number of shares subject to options that may be granted to any one participant in any calendar year, (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1998, and (iv) to transact such other business as may properly come before the Meeting.

     Holders of record of the Company's Class A Common Stock and Class B Common Stock at the close of business on October 29, 1997, the record date of the meeting, will be entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

     Shares can only be voted at the Meeting if the holder is present or represented by proxy. If you do not expect to attend the Meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying, postage prepaid envelope promptly, so your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of such proxy does not affect your right to vote in person in the event you attend the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about November 3, 1997.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Ellen P. Spangler

                                              Ellen P. Spangler
                                              Secretary



Denver, Colorado
October 28, 1997

                       UNITED INTERNATIONAL HOLDINGS, INC.
                      4643 South Ulster Street, Suite 1300
                             Denver, Colorado 80237
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

     This Proxy Statement is being furnished to holders of Class A Common Stock and Class B Common Stock, each $.01 par value per share (collectively, "Common Stock"), of United International Holdings, Inc., a Delaware corporation ("UIHI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of the Company's stockholders, or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Meeting will be held at 10:00 a.m. local time November 19, 1997, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado. At the Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals: (i) the election of four Directors of the Company to serve until the 2000 annual meeting of stockholders and one Director of the Company to serve until the 1998 annual meeting of stockholders (the "Election of Directors Proposal"), (ii) the ratification of the Company's 1993 Stock Option Plan, and approval of an amendment to increase the number of shares of the Company's Class A Common Stock reserved for issuance under such Plan by 500,000 from 3,300,000 shares to 3,800,000 shares, and to establish a maximum number of shares subject to options that may be granted to any one participant in any calendar year (the "1993 Stock Option Plan Proposal"), (iii) the ratification of the appointment of Arthur Andersen LLP to serve as independent auditors for the Company for the fiscal year ending February 28, 1998 (the "Election of Auditors Proposal"), and (iv) to transact such other business as may properly come before the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about November 3, 1997.

VOTING RIGHTS; RECORD DATE

     The Board has fixed the close of business on October 29, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting. As of October 23, 1997, the Company had outstanding 26,369,963 shares of Class A Common Stock and 12,863,323 shares of Class B Common Stock.

     The Class A Common Stock and Class B Common Stock vote together as a single class on all matters except where class voting is required by the Delaware General Corporation Law. Each share of Class A Common Stock has one vote and each share of Class B Common Stock has ten votes. The affirmative vote of a majority of the combined voting power of the shares of Common Stock represented in person or by proxy at the Meeting will be required to ratify or approve a proposal. Directors are elected by a majority of the combined voting power of the shares represented in person or by proxy and entitled to vote.

     With respect to the election of Directors, stockholders of the Company may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company may vote in favor of or against the proposal.

     The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum.

PROXIES

     All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instruction indicated in such proxies; however, a properly executed proxy marked "ABSTAIN, " although counted for purposes of determining whether there is a quorum at the Meeting, will not be voted and will have the same effect as a negative vote. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the Election of Directors Proposal, FOR the 1993 Stock Option Plan Proposal, and FOR the Election of Auditors Proposal. So far as the Company's Board of Directors is aware, the Election of Directors Proposal, the 1993 Stock Option Plan Proposal and the Election of Auditors Proposal are the only matters to be acted upon at the Meeting. As to any other matter which may properly come before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgement. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Meeting and will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on such matter.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado, 80237, Attention: Secretary, at or before the vote to be taken at the Meeting.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

ANNUAL REPORT

     A copy of the Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the fiscal year ended February 28, 1997, is being mailed with this Proxy Statement to all Stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the material for solicitations of proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the ownership of Common Stock of all classes as of October 23, 1997, by (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock or Class B Common Stock at such date, (ii) each director of the Company, (iii) each named executive officer of the Company, and (iv) all directors and executive officers of the Company as a group, as of October 23, 1997. Shares of Class B Common Stock are convertible immediately into shares of Class A Common Stock on a one-for-one basis, and accordingly, holders of Class B Common Stock are deemed to own the same number of shares of Class A Common Stock. The table below also reflects deemed beneficial ownership of Class A Common Stock or Class B Common Stock resulting from the voting provisions of a stockholders' agreement between the Company, Apollo Cable Partners, L.P.
("Apollo") and certain stockholders of the Company (the "Founders") (the "Stockholders' Agreement"). See "Certain Transactions-The Apollo Transaction."


                                          Beneficial Ownership Other              Beneficial Ownership, including Deemed
                                            Than Deemed Beneficial                       Beneficial Ownership as a
                                         Ownership as a Result of the                          Result of the
                                            Stockholders' Agreement                      Stockholders' Agreement
                                        ------------------------------   ----------------------------------------------------------
                                                                                                                       Percentage
                                             Class A Common Stock                                                        of all
                                                     and                       Class A               Class B          Outstanding
    Beneficial Owner                         Class B Common Stock            Common Stock          Common Stock       Common Stock
    ----------------                    ------------------------------   --------------------  -------------------    -------------
                                                            Percent of
                                         Number    Percent  Total Vote     Number     Percent    Number    Percent    Number   Vote
                                        ---------  -------  ----------   ----------   -------  ----------  -------    ------   ----
Gene W. Schneider(1)(2)...............  2,802,616    7.2%      16.9%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Joseph E. Giovanini(1)(3).............  1,822,140    4.7%      11.5%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Curtis Rochelle(1)(4).................  1,174,654    3.0%       7.2%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
William J. Elsner(1)(5)...............    977,839    2.5%       5.2%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Mark L. Schneider(1)(6)...............    473,868    1.2%       2.0%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Lawrence F. DeGeorge(1)(7)............    395,819    1.0%       2.2%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Lawrence J. DeGeorge(1)(8)............    394,152    1.0%       2.2%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Albert M. Carollo(1)(9)...............    151,210       *          *     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Antony P. Ressler(10).................     40,000       *          *         40,000        *           --       --         *       *
Bruce Spector(11).....................     40,000       *          *         40,000        *           --       --         *       *
Michael T. Fries (12).................    208,656       *          *        208,656        *       61,956        *         *       *
Nimrod J. Kovacs(13)..................    176,200       *          *        176,200        *       36,402        *         *       *
David J. Leonard(14)..................    105,167       *          *        105,167        *           --       --         *       *
All directors and executive
officers as a group (15 persons)......  8,834,039   22.5%      49.0%     13,772,948    35.8%   12,282,838    95.5%     35.1%   80.2%

Apollo Cable Partners L.P.(15)........  4,261,364   10.9%      27.5%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
Janet Schneider(16)...................    322,621       *       1.4%     13,131,206    34.1%   12,173,030    94.6%     33.5%   79.2%
MacKay Shields Financial Corp.(17)....  3,798,934    9.7%       2.5%      3,798,934     9.9%           --       --      9.7%    2.5%
Philips Media Networks B.V.(18).......  3,169,151    8.1%       2.0%      3,169,151     8.2%           --       --      8.1%    2.0%
Capital Research and Management(19)...  2,475,000    6.3%       1.6%      2,475,000     6.4%           --       --      6.3%    1.6%

 *   Less than 1%.

(1) The address of Messrs. G. Schneider, Giovanini, Rochelle, Elsner, M. Schneider, Lawrence F. and Lawrence J. DeGeorge and Carollo is c/o United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237.
(2) Includes 194,167 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 1,531,756 shares of Class B Common Stock owned by G. Schneider Holdings Co. (c/o United International Holdings, Inc., 4643 South Ulster Street, Suite 1300, Denver, CO 80237). The fourth through ninth columns also include 9,569,666 shares of Class B Common Stock and 758,924 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.
(3) Includes 40,000 shares of Class A Common Stock that are subject to presently exercisable options and 398,568 shares of Class B Common Stock owned by Giovanini Partners (3745 West Esther Way, Box 607, Teton Village, WY 83025) and 1,383,572 shares of Class B Common Stock owned by Giovanini Investments. The fourth through ninth columns also include 10,390,890 shares of Class B Common Stock and 918,176 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Giovanini disclaims beneficial ownership.
(4) Includes 40,000 shares of Class A Common Stock that are subject to presently exercisable options. Also includes 111,184 shares of Class B Common Stock owned by Marian Rochelle (Box 996, Rawlins, WY 82301) and 998,470 shares of Class B Common Stock and 25,000 shares of Class A Common Stock owned by the Curtis Rochelle Trust. The fourth through ninth columns also include 38,456 shares of Class B Common Stock owned by Kathleen Jaure (Box 321, Rawlins, WY 82301), 38,456 shares of Class B Common Stock owned by Jim Rochelle (Box 967, Gillette, WY 82717), 10,986,464 shares of Class B Common Stock and 893,176 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Rochelle disclaims beneficial ownership.
(5) Includes 190,000 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 11,390,276 shares of Class B Common Stock and 763,091 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Elsner disclaims beneficial ownership.
(6) Includes 183,500 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 11,882,662 shares of Class B Common Stock and 774,676 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Schneider disclaims beneficial ownership.

(7) Includes 1,667 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 11,838,878 shares of Class B Common Stock and 896,509 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(8) Includes 40,000 shares of Class A Common Stock that are subject to presently exercisable options. The fourth through ninth columns also include 11,838,878 shares of Class B Common Stock and 898,176 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. DeGeorge disclaims beneficial ownership.
(9) Includes 40,000 shares of Class A Common Stock that are subject to presently exercisable options and 111,210 shares of Class B Common Stock owned by the Carollo Company. The fourth through ninth columns also include 111,206 shares of Class B Common Stock owned by Albert & Carolyn Company, 111,206 shares of Class B Common Stock owned by the James R. Carollo Living Trust, 55,600 shares of Class B Common Stock owned by John B. Carollo
     Living Trust, and 11,783,808 shares of Class B Common Stock and 918,176 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Mr. Carollo disclaims beneficial ownership. The address of Albert & Carolyn Company, the James R. Carollo Living Trust and the John B. Carollo Living Trust is c/o Sweetwater Television Co., P.O. Box 8, 602 Broadway, Rock Springs, WY 82901.
(10) Includes 40,000 shares of Class A Common Stock that are subject to presently exercisable options.
(11) Includes 40,000 shares of Class A Common Stock that are subject to presently exercisable options.
(12) Includes 142,500 shares of Class A Common Stock that are subject to presently exercisable options.
(13) Includes 116,042 shares of Class A Common Stock that are subject to presently exercisable options.
(14) Includes 104,167 shares of Class A Common Stock that are subject to presently exercisable options.
(15) Represents 4,261,364 shares of Class B Common Stock owned by Apollo Cable Partners L.P. ("Apollo"). The fourth through ninth columns also include 7,911,666 shares of Class B Common Stock and 958,176 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Apollo disclaims beneficial ownership. The address of Apollo is c/o Apollo Advisors, L.P., Two Manhattanville Road, Purchase, New York 10577. Apollo Advisors, L.P. is the managing general partner of AIF II, L.P., the general partner of Apollo. Antony Ressler and Bruce Spector, directors of the Company, are also officers of Apollo Advisors, L.P. Each of Messrs. Ressler and Spector expressly disclaims beneficial ownership of the shares held by Apollo.
(16) Includes 113,673 shares of Class A Common Stock and 16,174 shares of Class B Common Stock owned by family members and 192,774 shares of Class B Common Stock owned by The Janet Schneider Revocable Trust. The address for the family members and The Janet Schneider Revocable Trust is 3500 Alpine
     Drive, Casper, WY 82601. The fourth through ninth columns also include 11,964,082 shares of Class B Common Stock and 844,503 shares of Class A Common Stock owned by other parties to the Stockholders' Agreement, as to which Ms. Schneider disclaims beneficial ownership.
(17) Represents 2,559,525 shares of Common Stock and 1,239,409 shares of Class A Common Stock which may be acquired upon conversion of the Company's Convertible Preferred Stock, Series A. The address of MacKay Shields Financial Corp. is 9 West 57th Street, New York, NY 10019.
(18) The address of Philips Media Networks B.V. is P.O. Box 218, 5600 Md Eindhoven, The Netherlands.
(19) The address of Capital Research and Management is 333 South Hope Street, Los Angeles, California 90071.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

GENERAL

     The number of members of the Company's Board of Directors is currently fixed at ten. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company. For purposes of determining their terms, directors are divided into three classes.
The Class I directors, whose terms expire at the Meeting, include Messrs. Carollo, Lawrence J. DeGeorge, Ressler and Mark L. Schneider. The Class II directors, whose terms expire at the 1998 annual stockholders' meeting, include Messrs. Elsner and Spector. Mr. Lawrence F. DeGeorge was appointed by the Board as a Class II director effective June 6, 1997, to serve until the 1997 annual stockholders' meeting. The Class III directors, whose terms expire at the 1999 annual stockholders' meeting, include Messrs. Giovanini, Rochelle and Gene W. Schneider. Each director elected at each such meeting will serve for a term ending on the date of the third annual stockholders ' meeting after his election or until his earlier death, resignation or removal.

     Proxies are solicited in favor of the nominees for Class I directors named below with the term of office of each to continue until the 2000 annual stockholders' meeting. Proxies are also solicited in favor of Lawrence F. DeGeorge to be elected as a Class II director to serve until the 1998 annual stockholders' meeting. It is intended that the proxies will be voted for the five nominees unless otherwise specified. In the event that any of the nominees should be unable to serve as directors, an event that the Company does not presently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

     ALBERT M. CAROLLO, 84, has been a director of the Company since April 1993 and was a director of United International Holdings, a Colorado general partnership (the "Partnership") from December 1990 until its dissolution in December 1993. He served as a director of United Artists Entertainment Company ("United Artists") from December 1988 to November 1991 and has been President of Sweetwater Television Company since 1955. Mr. Carollo was a director of United Cable Television Corporation ("United Cable") from 1974 until 1989.

     LAWRENCE J. DEGEORGE, 81, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. He was also Chairman of the Board and Chief Executive Officer of Amphenol Corporation ("Amphenol"), a major international manufacturer of electrical, electronic and fiber-optic connectors, cable and cable assemblies, from May 1987 until its sale in May 1997. From 1985 until the sale of Amphenol, Mr. DeGeorge had been the Chief Executive Officer of Amphenol's subsidiary, Times Fiber Television Communications, Inc. ("Times Fiber"), a major U.S. manufacturer of coaxial cable for the cable television industry.

     ANTONY P. RESSLER, 37, has been a director of the Company since October 1993. Since its inception in 1990, Mr. Ressler has been a partner of Apollo Advisors, L.P. ("Apollo Advisors") and Lion Advisors, L.P., which through several funds represent institutional investors with respect to corporate acquisitions and securities investments. From 1988 to 1990, he was a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, a firm he joined in 1985. Mr. Ressler is also a director of Allied Waste, Vail Resorts, Inc., Dominck's Supermarkets, Inc., Family Restaurants, Inc., and Packaging Resources, Inc.

     MARK L. SCHNEIDER, 42, has been a director of the Company since April 1993. Mr. Schneider has been Executive Vice President of the Company and President and Chief Executive Officer, UIH Europe/Middle East Communications, Inc. since December 1996. On April 11, 1997 Mr. Schneider also became President and Chief Executive Officer of United and Philips Communications B.V.. From May 1996 to December 1996, Mr. Schneider was Chief of Strategic Planning and Operational Oversight of the Company. He served as President of the Company from July 1992 until March 1995 and was Senior Vice President of the Company from May 1989 until July 1992. During these periods Mr. Schneider was responsible for international multi-channel television system and programming activities. Prior to joining the Company, he served as Vice President of Corporate Development at United Cable from March 1987 until May 1989. In that position, he was responsible for United Cable's acquisition and development of international cable television systems and other businesses.

     LAWRENCE F. DEGEORGE, 52, was nominated as a director in June 1997 to replace Edward G. Jepsen. Prior to that, since 1991 he has directed venture capital investment in telecommunications and biotechnology as Chief Executive Officer of LPL Group, Inc., LPL Investment Group, Inc., LPL Management Group, Inc. and DeGeorge Holding Ltd.. He served as President of Amphenol from May 1989 to January 1991 and Executive Vice President and Chief Financial Officer from September 1986 to May 1989. He was also Director of Amphenol from June 1987 until January 1991.

     The Board of Directors recommends a vote FOR each nominee.

DIRECTORS WHOSE TERMS EXPIRE IN 1998

     WILLIAM J. ELSNER, 46, has served as a director of the Company since 1989 and the Company's Chief Executive Officer from July 1992 through October 1995. From May 1989 to July 1992, Mr. Elsner served as President of the Company. He was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Elsner has 17 years of experience in the cable television industry. Prior to joining the Company, Mr. Elsner served as Senior Vice President and Chief Financial Officer of United Cable from April 1985 until May 1989. From June 1979 to April 1985, Mr. Elsner served in various capacities with United Cable. Mr. Elsner was also a director of United Artists from 1989 until 1991, and currently serves as a director of Black Rock Golf Corporation.

     BRUCE H. SPECTOR, 55, has been a director of the Company since October 1993. From October 1992 through 1994, Mr. Spector served as a consultant to Apollo Advisors, which through several funds represents institutional investors with respect to corporate acquisitions and securities investments. In 1995 Mr. Spector became a partner of Apollo Advisors. Prior to joining Apollo Advisors, Mr. Spector was a senior member of the Los Angeles law firm of Stutman, Treister & Glatt Professional Corporation for nearly 25 years. Mr. Spector is also a director of Vail Resorts, Inc., Telemundo Group, Inc., Metropolis Realty Trust, Inc. and Next Health, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

     JOSEPH E. GIOVANINI, 65, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. Mr. Giovanini is General Partner of Giovanini Investments, Ltd., Jackson, Wyoming and manages personal investments. He was a director of United Artists from December 1988 to November 1991 and a director of United Cable from 1974 to 1989.

     CURTIS W. ROCHELLE, 82, has been a director of the Company since April 1993 and was a director of the Partnership from September 1989 until its dissolution in December 1993. He is a rancher in Rawlins, Wyoming, and the owner of Rochelle Livestock. Mr. Rochelle also is a director and Vice President of Lander Energy Company, a real estate developer in Fort Collins, Colorado, and was a director of United Artists from December 1988 to November 1991. Mr. Rochelle also was a director of United Cable from 1974 to 1989.

     GENE W. SCHNEIDER, 71, has served as Chairman of the Board of Directors of the Company since its inception in May 1989 and was a director of the Partnership from September 1989 until its dissolution in December 1993. On October 1, 1995, Mr. Schneider became the Company's President and Chief Executive Officer. Mr. Schneider was, from May 1989 until November 1991, Chairman of United Artists, the third-largest cable television company, and the largest theater owner, in the world. He was a founder of United Cable in the early 1950s and, as its Chairman and Chief Executive Officer, built United Cable into the eighth-largest multiple system operator prior to merging with United Artists. He has been active in cable television affairs and has served on numerous National Cable Television Association ("NCTA") committees and special projects since NCTA's inception in the early 1950s. He also has served on the boards of directors of several other companies, including Turner Broadcasting Corporation. He currently serves on the Supervisory Board of United and Philips Communications B.V.

     Gene W. Schneider and Mark L. Schneider are father and son, and Lawrence J. DeGeorge and Lawrence F. DeGeorge are father and son. No other family relationships exist between any other executive officers or directors of the Company.

COMMITTEES AND MEETINGS

     AUDIT COMMITTEE. The Audit Committee consists of all ten directors. The Audit Committee is charged with reviewing and monitoring the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by the Company's independent auditors and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of the Company are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of the Company held no meetings during Fiscal 1997.

     COMPENSATION COMMITTEE. The Compensation Committee (the "Committee") currently consists of all outside directors. The Committee met once during Fiscal 1997. The Committee administers the Company's stock option plans, and in this capacity approves all option grants to Company officers and executives under the Company's 1993 Stock Option Plan. It also makes recommendations to the Board of Directors with respect to the compensation of the Chairman of the Board and Chief Executive Officer and approves the compensation paid to other senior executives. The Committee's report for Fiscal 1997 is included in this proxy statement.

     During Fiscal 1997, the Board of Directors met seven times, either in person or via telephonic conference.


      PROPOSAL 2 - RATIFICATION AND AMENDMENT OF THE 1993 STOCK OPTION PLAN

     On June 1, 1993, the Board of Directors adopted the United International Holdings, Inc. 1993 Stock Option Plan (the "Employee Plan"). The Employee Plan was approved by the Company's stockholders and became effective on June 1, 1993. The Employee Plan provides for the grant of options to purchase shares of Common Stock to the Company's employees and consultants who are selected for participation in the Employee Plan.

     The Board of Directors has adopted an amendment (the "Amendment") to the Employee Plan to increase the number of shares of Class A Common Stock reserved for issuance under such Plan by 500,000 from 3,300,000 shares to 3,800,000 shares and to establish a limit on the maximum number of shares subject to options that may be granted to any one participant under the Plan during any calendar year of 500,000 shares. Adoption of the Amendment requires the approval of holders of a majority of combined voting power of the outstanding shares of Common Stock entitled to vote at the Meeting.

     As of the date of this proxy statement, options have been granted under the Employee Plan to purchase a total of 3,171,500 shares, of which 307,816 have been cancelled, leaving only 436,316 shares of Common Stock available for option grant under the Employee Plan. The Board believes that it is in the best interests of the Company to increase the number of shares available for option grants under the Employee Plan to allow the Company to grant options to attract and retain new employees that have not received grants of options under the Employee Plan and to further compensate, where appropriate, employees that have been previously awarded options under the Employee Plan.

     Although the Employee Plan was initially approved by the Company's stockholders, the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), require that the entire plan be resubmitted to the Company's stockholders for approval so that options granted under the Employee Plan, and the compensation deduction associated therewith, will be eligible for the exemption from the limitation with respect to federal income tax deductions for compensation in excess of $1,000,000 paid to the Chief Executive Officer of the Company or one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. One of the requirements contained in the regulations under Section 162(m) of the Code is that a stock option plan establish a maximum number of shares that may be subject to options granted to any single employee during a specified period of time. Therefore, the Board of Directors has submitted the Employee Plan, as amended by the Amendment, for ratification by the stockholders.

     The Board of Directors recommends that the stockholders of the Company approve the Employee Plan, as amended by the Amendment. The principal features of the Employee Plan are summarized below.

     ADMINISTRATION OF THE EMPLOYEE PLAN. The Committee administers and interprets the Employee Plan. The Committee must be structured at all times so that it satisfies the "disinterested administration" requirement of Rule 16b-3 under the Securities Act of 1934, as amended (the "Exchange Act") and the "outside director" requirement for exemption pursuant to Section 162(m) of the Code.

     NUMBER OF SHARES: AMENDMENT TO INCREASE NUMBER OF SHARES. The Company initially reserved 950,000 shares of Class A Common Stock to be issued under the Employee Plan. The number of shares is subject to adjustment on account of stock splits, stock dividends, recapitalizations and other dilutive changes in the Class A Common Stock. As a result of the two-for-one stock split effected on March 18, 1994, the number of shares was increased from 950,000 to 1,900,000. The Board of Directors and the stockholders of the Company have previously approved amendments to the Employee plan to increase the number of shares to 3,300,000. The Amendment will increase the number of shares by 500,000, which will result in 3,800,000 shares being reserved under the Employee Plan.

     OPTIONS GRANTED UNDER THE EMPLOYEE PLAN. The Employee Plan provides for the grant of incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Code and options ("Non-Qualified Options") that are not Incentive Options. Incentive Options may be granted only to employees of the
Company. Incentive Options and Non-Qualified Options are referred to collectively as "Employee Options". Employee Options granted under the Employee plan are nontransferable except by will or pursuant to the laws of descent and distribution.

     The Committee has the sole discretion to determine the employees and consultants to whom Employee Options may be granted and the manner in which the Employee Options will vest. However, an Incentive Option can vest each year with respect to no more than $100,000 in value of Common Stock, based upon the fair market value of the Common Stock on the date of grant of the Incentive Option. Pursuant to the Amendment, options covering no more than 500,000 shares of Common Stock may be granted to a single participant during any calendar year.

     TERM OF EMPLOYEE OPTIONS. The Committee determines the Employee Option term, which can be no longer than 10 years (5 years in the case of an Incentive Option granted to an employee who owns Common Stock having more than 10% of voting power). Unless the Committee specifies otherwise, the following provisions apply with respect to the exerciseability of an option following the termination of the option holders employment or consulting relationship. An Employee Option will terminate prior to the end of its stated term upon termination of employment or death. If an option holder's employment or consulting relationship terminates within six months after the Employee Option's grant date for any reason other than death or disability or if the employment of the option holder by the Company is terminated for cause, the Employee Option is void for all purposes. If the option holder's employment or consulting relationship terminates because the option holder becomes disabled, the Employee Option will terminate one year after termination of employment. If the option holder's employment or consulting relationship terminates other than for cause, disability or death, and such termination occurs more than six months after the date of grant, the Employee Option will expire three months after the date of termination. If the option holder dies while employed, while a consultant, or within the three month period described in the preceding sentence, the Employee Option will terminate one year after the date of death. In all cases, the Employee Option may be exercised only to the extent it was vested at the date the employment or consulting relationship is terminated and only if it had not expired according to its terms.

     EXERCISE. The Committee determines the exercise price for each Employee Option; however, Incentive Options must have an exercise price that is at least equal to fair market value of the Common Stock on the date the Incentive Option is granted (at least equal to 110% of fair market value in the case of an Incentive Option granted to an employee who owns Common Stock having more than 10% of the voting power).

     An option holder may exercise an Employee Option by written notice and payment of the exercise price (i) in cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or other period specified by the Committee) and with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the Company to issue the certificate for the Common Stock to a broker who will sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to withholding of federal and state income tax as a result of exercising an Employee Option may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the Employee Option.

     MERGER AND REORGANIZATION. Upon the occurrence of (i) the merger or consolidation of the Company (other than a merger or consolidation in which the Company is the continuing company and that does not result in any changes in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), or (iii) the dissolution or liquidation of the Company, all outstanding Employee Options will terminate automatically when the event occurs if the Company gives the option holders 30 days' prior written notice of the event. Notice is not required for a merger or consolidation or for a sale if the Company, the successor, or the purchaser makes adequate provision for the assumption of the outstanding Employee Options or the substitution of new options on terms comparable to the outstanding Employee Options. When the notice is given, all outstanding Employee Options fully vest and can be exercised prior to the event.

     CHANGE IN CONTROL. Upon a "change in control" of the Company, all outstanding Employee Options vest fully. A "change in control' occurs if (i) 30% or more of the Company's voting stock is acquired by persons or entities without the approval of a majority of the Board unrelated to the acquirer or (ii) individuals who were members of the Board at the beginning of a 24-month period cease to make up at least two-thirds of the Board at any time during that period, unless the election of new members was approved by a majority of the Board in office immediately prior to the 24-month period and of new members who were so approved.

     AMENDMENT AND TERMINATION. The Board may amend the Employee Plan in any respect at any time, but no amendment can impair any Employee Option previously granted or deprive an option holder of any Common Stock acquired without the option holder's consent. The Employee Plan will terminate on June 1, 2003 unless sooner terminated by the Board.

     FEDERAL INCOME TAX CONSEQUENCES. When a Non-Qualified Option is granted, there are no income tax consequences for the option holder or the Company. When a Non-Qualified Option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

     When an Incentive Option is granted, there are no income tax consequences for the option holder or the Company. When an Incentive Option is exercised, the option holder does not recognize income and the Company does not receive a deduction. However, the option holder must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year that the Incentive Option was exercised, there are no alternative minimum tax consequences.

     If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the Incentive Option was granted and 18 months after the Incentive Option was exercised, the amount the option holder receives upon the disposition over the exercise is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the Incentive Option was granted and one year after the date the Incentive Option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the Incentive Option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation.

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Employee Plan, as amended by the Amendment, with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

     The Board of Directors recommends a vote FOR this proposal to ratify the Employee Plan, as amended by the Amendment.

                PROPOSAL 3 - APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending February 28, 1998.

     Representatives from Arthur Andersen LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR this proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors.


                                   MANAGEMENT

     The executive officers of the Company and their ages and positions with the Company are set forth below:

          Name                          Age      Position
          ----                          ---      --------
     Gene W. Schneider................  71       Chairman of the Board of Directors, President and Chief
                                                 Executive Officer
     J. Timothy Bryan.................  36       Chief Financial Officer, Treasurer and Assistant Secretary
     Mark L. Schneider................  42       Executive Vice President,
                                                 President and Chief Executive Officer, UIH Europe/Middle East
                                                 Communications, Inc.
     Michael T. Fries.................  34       Senior Vice President
                                                 President and Chief Executive Officer, UIH Asia/Pacific
                                                 Communications, Inc.
     Nimrod J. Kovacs.................  48       Senior Vice President
                                                 President, UIH Programming. Inc.
     David J. Leonard.................  44       Senior Vice President
                                                 President and Chief Executive Officer, UIH Latin America, Inc.


EXECUTIVE COMPENSATION

     The following table sets forth the aggregate annual compensation for the Company's Chief Executive Officer and five other most highly compensated executive officers for services rendered during the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995 ("Fiscal 1997," "Fiscal 1996"
and "Fiscal 1995," respectively).

                                               SUMMARY COMPENSATION TABLE

                                                                    Annual                  Long-Term
                                                                 Compensation             Compensation
                                                            ------------------------      ------------
                                                                                           Securities
                Name and                                                                   Underlying         All Other
           Principal Position                   Year        Salary($)      Bonus($)        Options(#)     Compensation($)(1)
------------------------------------------      ----        ---------     ----------       ----------     ------------------
Gene W. Schneider                               1997        $352,212      $       --         100,000           $4,833
Chairman of the Board, President and            1996         332,539              --          40,000            4,691
Chief Executive Officer                         1995         301,154              --              --            4,620

Mark L. Schneider                               1997         300,000              --          60,000               --
Executive Vice President                        1996         301,414              --          36,000            1,294
President and Chief Executive Officer, UIH      1995         272,000              --              --            4,610
Europe/Middle East Communications, Inc.

Nimrod J. Kovacs                                1997         239,442       1,698,747(2)       55,000            4,771
Senior Vice President                           1996         236,808              --          10,000            4,680
President, UIH Programming, Inc.                1995         216,208          50,287              --            4,308

Michael T. Fries                                1997         233,962              --          10,000            4,837
Senior Vice President                           1996         221,692              --          35,000            4,778
President and Chief Executive Officer,          1995         180,692              --              --            4,617
UIH Asia/Pacific Communications, Inc.

Bernard G. Dvorak                               1997         223,683              --              --            4,066
Chief Financial Officer(3)                      1996         201,539              --          35,000            4,797
                                                1995         160,615              --              --            4,616

David J. Leonard                                1997         219,038              --          40,000            4,457
Senior Vice President                           1996         201,539              --          25,000            4,419
President and Chief Executive Officer,          1995         151,039              --              --            4,475
UIH Latin America, Inc.

----------
(1) Consists of matching employer contributions made by the Company under the Company's 401(k) Plan.
(2) Mr. Kovacs received a bonus of $1,698,747 from Kabelkom, a Hungarian company, in which the Company owns an approximate 23.5% proportionate interest at February 28, 1997. Mr. Kovacs currently serves as a director of Kabelkom.
(3) Effective December 31, 1996, Bernard G. Dvorak resigned as Chief Financial Officer of the Company. On January 1, 1997, J. Timothy Bryan became the Company's Chief Financial Officer.


     The following table sets forth information concerning options which were granted by the Company to the officers named in the Summary Compensation Table above during Fiscal 1997.

                                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                    Potential Realizable Value
                                                                                            at Assumed
                                               Individual                           Annual Rates of Stock Price
                                                 Grants                            Appreciation for Option term
                            ---------------------------------------------------    ------------------------------
                             Number of    Percentage of
                            Securities    Total Options
                            Underlying     Granted to     Exercise
                              Options     Employees in     Price     Expiration
                            Granted(#)    Fiscal Year      ($/SH)       Date         5%($)               10%($)
                            ----------    -------------   --------   ----------     --------           ----------
Gene W. Schneider.......      100,000         15.3%        $12.75     12/20/06      $801,841           $2,032,022
Mark L. Schneider.......       60,000          9.2%        $12.75     12/20/96      $481,104           $1,219,213
Nimrod J. Kovacs........       25,000          3.8%        $13.75      6/28/06      $216,183           $  547,849
                               30,000          4.6%        $12.75     12/20/06      $240,552           $  609,606
Michael T. Fries........       10,000          1.5%        $12.75     12/20/06      $ 80,184           $  203,202
Bernard G. Dvorak (2)...           --            --            --           --            --                   --
David J. Leonard........       30,000          4.6%        $15.75      3/22/06      $297,153           $  753,043
                               10,000          1.5%        $12.75     12/20/06      $ 80,184           $  203,202

(1) The stock options granted during Fiscal 1997 become exercisable with respect to 25% of the shares covered thereby after the first anniversary of the effective date of the grant and with respect to the remaining 75% in equal monthly increments over the three-year period thereafter. Vesting of the options granted accelerate upon a change of control of the Company as defined in the Employee Plan.
(2) Effective December 31, 1996, Bernard G. Dvorak resigned as Chief Financial Officer of the Company. On January 1, 1997, J. Timothy Bryan became the Company's Chief Financial Officer.

     The following table sets forth information concerning unexercised options held by officers named in the Summary Compensation Table above as of the end of Fiscal 1997.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                        Number of Securities        Value of Unexercised
                                                                       Underlying Unexercised           In-the-Money
                                                                       Options at FY-End (#)       Options at FY-End ($)
      Name                                                           Exercisable/Unexercisable    Exercisable/Unexercisable
      ----                                                           -------------------------    -------------------------
Gene W. Schneider.........................................               151,042/138,958               $100,781/11,719
Mark L. Schneider(1)......................................                165,000/81,000                    $112,500/0
Nimrod J. Kovacs..........................................                 85,000/80,000                 $45,709/9,941
Michael T. Fries..........................................                122,083/42,917               $170,208/19,792
Bernard G. Dvorak(2)......................................                     135,000/0                     $75,000/0
David J. Leonard..........................................                 72,709/72,291                $40,028/20,402

(1) As a result of Mr. Schneider's June 1, 1995 Consulting Agreement, all existing unvested stock options vested as of the date of the agreement.
(2) As of December 31, 1996, upon resignation as the Company's Chief Financial Officer, Mr. Dvorak's unexercisable options vested.

CONSULTING AGREEMENTS

     MARK L. SCHNEIDER

     On June 1, 1995, the Company entered into a Consulting Agreement (the "Agreement") with Mark L. Schneider, who until that time had served as the Company's President. Mr. Schneider's Agreement, which is for a term ending on May 31, 2000, contains the following primary terms. Although the Agreement provides that Mr. Schneider will be available for up to 90 days each calendar year to serve as a consultant, Mr. Schneider and the Company have agreed that Mr. Schneider will work full time for the Company. Mr. Schneider will receive an annual fee of $300,000, together with insurance and other perquisites that were available to him in his capacity as President of the Company or that are otherwise made available to top executives of the Company.

     In addition, the Company will pay or reimburse Mr. Schneider for reasonable office expenses, including secretarial help, during the consulting period. All of Mr. Schneider's unvested stock options vested as of the date of the Agreement. He will be entitled to receive additional stock options during the consulting period, in an amount to be determined by the Board of Directors on the recommendation of the Chairman of the Company, but shall be entitled to receive at least options to purchase a number of shares of the Company equal to 90 percent of the average number of shares provided in options granted to the Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice President. In June 1995, Mr. Schneider received 36,000 stock options at an exercise price of $15.75, and in December 1996 Mr. Schneider received 60,000 stock options at an exercise price of $12.75.

     The Agreement is terminable by the Company or by Mr. Schneider. If the Agreement is terminated by the Company, Mr. Schneider will be entitled to the benefits provided in the Agreement. If it is terminated by Mr. Schneider, benefits will terminate as of the date of termination.

     Mr. Schneider has agreed that he will not enter into certain businesses that would be competitive with the Company. This Agreement provides for indemnification of Mr. Schneider by the Company to the full extent permitted by its Certificate of Incorporation or bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Schneider and the Company have executed mutual releases.

     WILLIAM J. ELSNER

     Effective October 1, 1995, the Company entered into a Consulting Agreement with William J. Elsner, who until October 1, 1995, had served as the Company's Chief Executive Officer. Mr. Elsner's Consulting Agreement, which was for a two-year term ending September 30, 1997, contained the following primary terms. During the term of the Consulting Agreement Mr. Elsner was available for up to 90 days each calendar year to serve as a consultant to undertake tasks as assigned by the Chief Executive Officer of the Company. Mr. Elsner received an annual fee of $330,000, together with insurance and other perquisites that were available to him in his capacity as Chief Executive Officer of the Company or that are otherwise made available to top executives of the Company. All of Mr. Elsner's unvested stock options vested as of the date of the Consulting Agreement.

     Mr. Elsner has agreed that he will not enter into certain businesses that would be competitive with the Company. This Consulting Agreement provides for indemnification of Mr. Elsner by the Company to the full extent permitted by its Certificate of Incorporation or bylaws, any standard indemnity agreement between the Company and its officers and directors or by applicable law. Mr. Elsner and the Company have executed mutual releases.

     BERNARD G. DVORAK

     On January 1, 1997 the Company entered into a Consulting Agreement with Bernard G. Dvorak, who until December 31, 1996 had served as the Company's Chief Financial Officer. The term of the Consulting Agreement is from January 1, 1997 through June 30, 1997, with a monthly fee paid to Mr. Dvorak of $19,166.65. All of Mr. Dvorak's unexercisable options as of December 31, 1996 fully vested on January 1, 1997 and Mr. Dvorak has until December 31, 1998 to exercise them. Mr. Dvorak has agreed that he will not enter into certain businesses that would be competitive with the Company during the term of the Consulting Agreement.

COMPENSATION OF DIRECTORS

     The Company compensates its outside directors at $500 per month and $1,000 per board and committee meeting ($500 for certain telephonic meetings) attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors. In addition, non-employee directors participate in the Company's Stock Option Plan for Non-Employee Directors pursuant to which each non-employee director was granted options to acquire 20,000 shares of Class A Common Stock at the fair market value of the shares at the time of the grant. See "Non-Employee Director Stock Option Plan."

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company adopted a Stock Option Plan for Non-Employee Directors (the "Director Plan") effective June 1, 1993. The Director Plan provides for the grant of an option (a "Director's Option") to acquire 20,000 shares of Class A Common Stock to each member of the Board who was not also an employee of the Company (a "non-employee director") on June 1, 1993, and to each person who is newly elected to the Board as a non-employee director after June 1, 1993, on the date of his election. The total number of shares of Class A Common Stock as to which options may be granted under the Director Plan is 480,000 in the aggregate. Options to acquire a total of 340,000 shares have been granted under the Director plan at exercise prices from $9.50 to $17.75. Of these, 140,000 were granted prior to a two-for-one stock split in March 1994, resulting in 280,000 total options granted. Of the total granted, 57,500 have expired and 22,500 have been exercised. The exercise price for options granted under the Director Plan after the Company's initial public offering is the fair market value of the shares on the date of grant determined by reference to the last reported sale price of the Class A Common Stock on the NASDAQ National Market. The Director's Options become exercisable in equal monthly increments over a four year period. Vesting is accelerated upon a "change of control" of the Company. For purposes of the Director Plan, a change of control is generally deemed to occur if (a) a person acquires beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of a majority of the directors of the Company unaffiliated with such person, or (b) individuals who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least 2/3 of all directors at any time during such period, unless the election of any new replacement directors was approved by a vote of at least a majority of the members of the board in office immediately prior to such period and of the new and replacement directors so approved.

401(K) PLAN

     The Company adopted a defined contribution 401(k) plan (the "401(k) Plan"), effective February 1, 1994. The 401(k) Plan is intended to qualify under Section 401(a) of the Code and will provide for employee pre-tax contributions pursuant to Section 401(k) of the Code and matching Company contributions. It is expected that substantially all of the Company's employees who have satisfied the 401(k) Plan's age and service requirements will be eligible to participate in the 401(k) Plan. Eligible participants may contribute, on a pre-tax basis through payroll deduction, between 1% and 15% of their total pay each payroll period. The Company will match up to the first 6% of a participant's contributions each year at the rate of 50%. The Company's contribution may be made either in cash or in shares of the Company's Class A Common Stock, as determined by the Company in its sole discretion. Company contributions will vest at the rate of 25% per year, beginning upon the completion of one year of service with the Company. Participants in the 401(k) Plan will be permitted to withdraw funds during employment for certain specified hardship purposes. The Company has reserved the right to amend or terminate the 401(k) Plan at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors in April 1993 established the Committee composed of members of the Board who are not employees of the Company. In June 1997 the Board passed a resolution appointing all outside directors of the Company to be members of the Committee. None of the executive officers of the Company have served as a director or member of a compensation committee of another company that had any executive officer that was also a director or member of the Committee of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of indemnified parties.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Restated Certificate of Incorporation and Bylaws. These agreements require the Company, among other things, to indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in certain actions or proceedings, including actions by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     During the past five years, neither the above officers nor any director of the Company has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED (THE "EXCHANGE ACT")

     Under Section 16 of the Exchange Act, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Class A Common Stock are required to file forms reporting their beneficial ownership of the Company's Class A Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of forms so filed.

     Based solely upon a review of copies of such forms filed with the Company, the Company believes that during the year ended February 28, 1997, all section 16(a) filing requirements were complied with, except that one Form 3 covering initial holdings was filed late by J. Timothy Bryan and one Form 4 covering a disposition of securities was filed late by David J. Leonard.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY
STATEMENT  INTO  ANY  FILING  UNDER  THE  SECURITIES  ACT OF 1933 OR  UNDER  THE
SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board of Directors is responsible for structuring and implementing the Company's executive compensation program and for reviewing compensation paid to certain key management personnel. The Committee also administers the Employee Plan.

     The Company's compensation philosophy is based on the belief that the principal component of total executive compensation should be linked to stockholder return on investment as reflected in the appreciation in the price of the Company's Common Stock. In applying this philosophy, the Committee has implemented a compensation policy that seeks to attract and retain superior executives and to align the financial interests of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing a reasonable base salary to its executive officers and senior management while emphasizing the grant of equity-based incentives commensurate with their performance and level of responsibility. Given the nature of the
Company's business and its stage of development, any assessment of an executive's performance tends to be very subjective. The Company does not generally pay cash bonuses to its executive officers.

BASE SALARY

     The Committee believes base salary levels of its executive officers should be reasonable but not excessive. The Committee reviews and determines the base salaries for the Company's executive officers and other senior management every 12 to 16 months. A recommendation for specific base salaries for all executive officers is submitted to the Committee by the Company's Chief Executive Officer and Chairman for approval. The recommendation is based largely on the subjective assessment of the executives' experience, performance, level of responsibility and length of service with the Company, but also reflects the base salary paid to executives and other senior management recently hired by the Company relative to the salary of those whose compensation is being reviewed.

     The Chief Executive Officer and Chairman explains the factors on which the recommendation is based, discusses the responsibilities and performance of the persons whose compensation is being reviewed and responds to inquiries from the Committee.

EQUITY-BASED INCENTIVES

     To make its overall compensation package for executive officers and other senior management competitive with other companies in the cable/media industry, the Company emphasizes equity-based incentives rather than salary and bonuses. The Board believes that reliance upon such incentives is appropriate because they foster a long-term commitment to the Company and encourage employees to seek to improve the long-term appreciation in the market price of the Company's Class A Common Stock. Equity-based incentives are provided to the Company's executives and key employees through the Employee Plan. In general, executive officers and other employees are eligible for grants of stock options upon their employment by the Company. Options are typically granted at the fair market value of the Class A Common Stock on the date of grant and options typically vest over a period of four years. During Fiscal 1997, the Committee granted stock options to the Company's executive officers.

FISCAL 1997 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The executive compensation policy described above is applied in establishing the base salary for the Company's Chief Executive Officer. The recommended base salary for the Chief Executive Officer in Fiscal 1997 was intended to represent a raise from the prior years salary and to be at a level slightly higher than that of other most highly compensated executive officers. The base salary bears no specific relationship to the Company's performance during the last fiscal year.

OTHER MATTERS

     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1,000,000 is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who were employed by the Company on the last day of the taxable year. However, certain "performance-based compensation", the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the Employee Plan, as amended by the Amendment, with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

                             COMPENSATION COMMITTEE

                             Albert M. Carollo

                             Lawrence F. DeGeorge

                             Lawrence J. DeGeorge

                             William J. Elsner

                             Joseph E. Giovanini

                             Antony P. Ressler

                             Curtis Rochelle

                             Bruce H. Spector

STOCKHOLDER RETURN PERFORMANCE GRAPH

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY
STATEMENT  INTO  ANY  FILING  UNDER  THE  SECURITIES  ACT OF 1933 OR  UNDER  THE
SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock against the NASDAQ Composite Index and a peer group of companies based on the NASDAQ Telecommunications Stocks Index (the "NASDAQ Telecom"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 22, 1993. The Company has not paid any cash dividends on its Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.

                       Value of $100 invested on 7/22/93*


                              [GRAPH APPEARS HERE]

      ANALYSIS
                                                       7/22/93*        2/28/94      2/28/95      2/29/96      2/28/97
                                                       --------        -------      -------      -------      -------
      United International Holdings, Inc.              $100.00         $173.68      $165.79      $177.63      $107.89
      NASDAQ Telecom                                   $100.00         $109.85      $100.68      $132.79      $128.65
      NASDAQ Composite (US)                            $100.00         $112.72      $114.29      $159.25      $190.00

     * All NASDAQ total return to shareholder figures are calculated on a monthly basis and quotations are as of July 30, 1993. The quotation for the Company is a July 22, 1993 opening quote.

                              CERTAIN TRANSACTIONS

The Apollo Transaction

     Apollo entered into a Standstill Agreement with the Company (the "Standstill Agreement") in connection with Apollo's 1993 investment in the Company whereby Apollo agreed for a period ending seven years after the date of the Company's initial public offering not to purchase additional equity securities of the Company that, when aggregated with equity securities then held by Apollo, would exceed 32.27% of the outstanding equity securities of the Company unless such acquisition is approved by a majority of the disinterested members of the Board of Directors of the Company. Apollo has also agreed not to engage in the solicitation of proxies with respect to the Company during such seven-year period. A person purchasing Class B Common Stock from Apollo must become a party to the Standstill Agreement unless the transfer is made (i) in a tender offer approved by the Company's Board of Directors or (ii) in the open market or in an underwritten public offering, in either case where the transferor does not know the identity of the ultimate purchaser and has no reason to believe that a person would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities. A person purchasing Class A Common Stock from Apollo must become a party to the Standstill Agreement unless the transferor has no reason to believe that the ultimate purchaser would acquire more than 10% of the outstanding shares or voting power of the Company's equity securities.

     Apollo, the Company and the Founders are parties to the Stockholders' Agreement that provides for the election as directors by Apollo and the Founders of three persons nominated to be directors by Apollo and nine persons nominated to be directors by the Founders. The number of persons Apollo and the Founders are entitled to nominate for election as directors is subject to reduction for each group if the percentage of the Company's voting securities beneficially owned by it is reduced below certain levels determined without regard to shares issued after the Apollo Transaction is consummated. These director nomination rights expire on April 12, 2003, unless earlier terminated by the agreement of Apollo and the Founders. Apollo and the Founders each has the right to nominate one additional director under the terms of the Stockholders' Agreement.

     The Stockholders' Agreement provides that shares of Class B Common Stock held by the Founders and Apollo will be converted to shares of Class A Common Stock upon any transfer of the Class B Common Stock unless the transferee becomes a party to the Stockholders' Agreement or unless the transfer is one of a type that would not require the purchaser to become a party to the Standstill Agreement if the transfer had been made by Apollo.

     The Stockholders' Agreement also provides that Apollo and the Founders are obligated to offer any of the Company's equity securities or their equivalents to the Company prior to their transfer to persons other than Apollo, the Founders and their affiliates and that the Founders are obligated to permit Apollo to participate on a pro-rata basis in any sale of Class B Common Stock by the Founders that would result in a change of control of the Company. Apollo and partners of the Partnership who are affiliates of the Company have been granted registration rights for the Company's common stock held by them.

                              STOCKHOLDER PROPOSALS

     Any proposal by a stockholder intended to be presented at the fiscal 1998 Annual Meeting of Stockholders must be received by the Company on or before March 1, 1998, to be included in the proxy materials of the Company relating to such meeting.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.


                                    BY THE ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Ellen P. Spangler

                                    Ellen P. Spangler
                                    Senior Vice President
                                    Business and Legal Affairs,
                                    and Secretary

Denver, Colorado
October 28, 1997

PROXY
                       UNITED INTERNATIONAL HOLDINGS, INC.

                                  COMMON STOCK

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gene W. Schneider and J. Timothy Bryan, or either one of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Annual Meeting (the "Annual Meeting") of Stockholders of UNITED INTERNATIONAL HOLDINGS, INC. (the "Company") to be held on November 19, 1997, and at any adjournments or postponements thereof, and to vote thereat all the shares of Class A Common Stock of the Company held of record by the undersigned at the close of business on October 29, 1997 with all the power that the undersigned would possess if personally present, as designated on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE LISTED NOMINEES AND APPROVAL OF PROPOSALS 2 AND 3. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED PURSUANT TO THE BOARD OF DIRECTORS RECOMMENDATIONS.

     THIS PROXY REVOKES ALL PROXIES WITH RESPECT TO THE ANNUAL MEETING AND MAY BE REVOKED PRIOR TO EXERCISE. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT RELATING TO THE ANNUAL MEETING IS HEREBY ACKNOWLEDGED.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                            . FOLD AND DETACH HERE .

                                             Please mark        [X]
                                             your votes
                                               as this



THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors

     FOR all      WITHHOLD AUTHORITY      Nominees: Albert M. Carollo, Lawrence
    Nominees    to vote for all nominees  J. DeGeorge, Anthony P. Ressler, Mark
    listed to     listed to the right     L. Schneider, Lawrence F. DeGeorge
    the right
                                          (Instructions: To withhold authority
                                          for any individual nominee, strike a
     [ ]                 [ ]              line through the nominees name
                                          listed above.)

                                          In their discretion, the named proxies
                                          may vote on such other business as may
                                          properly   come   before   the  Annual
                                          Meeting   or   any   adjournments   or
                                          postponements thereof.


PROPOSAL NO 2: Ratification and              FOR      AGAINST      ABSTAIN
amendment of Stock Option Plan:
The ratification of the Company's            [ ]        [ ]          [ ]
1993 Stock Option Plan, and approval
of an amendment to increase the number
of shares of the Company's Class A
Common Stock reserved for issuance
under such Plan by 500,000 from
3,300,000 shares to 3,800,000 shares,
and to establish a maximum number of
shares subject to options that may
be granted to any one participant in
any calendar year.

PROPOSAL NO 3: Ratification of the           FOR      AGAINST      ABSTAIN
selection of auditors: Approval of
the appointment of Arthur Andersen           [ ]        [ ]          [ ]
LLP as independent public accountants
to audit the financial statements of
the Company for the fiscal year
ending February 28, 1998.



TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, MERELY SIGN BELOW, NO BOXES NEED TO BE CHECKED.


                          Please sign exactly as name appears to the left. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






Signature(s)   ________________________________________  Date  _________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

                            . FOLD AND DETACH HERE .